Exhibit 20.1
                                                             ------------

Chase Manhattan Grantor Trust 1996A


From: The Chase Manhattan Bank

To:   Norwest Bank Minnesota, N.A.


                   MONTHLY CERTIFICATEHOLDER'S REPORT
                   ----------------------------------

Due Period 21 Beginning Date                     10/01/1997
Due Period 21 End Date                           10/31/1997
Determination Date                               11/10/1997
Remittance Date                                  11/17/1997


I.    Monthly Principal and Principal Carryover Shortfall to Certificateholders
      (Per $1000 of Original Principal Amount)                  $ 22.9240234873

II.   Monthly Interest and Unpaid Interest to Certificateholders
      (Per $1000 of Original Principal Amount)                   $ 1.8834586505

III.  Monthly Expenses Summary

      A. Servicing Fee Disbursement                                $ 533,983.62
      B. Cash Collateral Account Expense                                 $ 0.00
      C. Total Expenses paid
         (per $1000 of Original Principal Amount)                $ 0.3622035845

IV.   Cash Collateral Account Deposit Amount                             $ 0.00

V.    Outstanding Advance Summary

      A. From Prior Period                                       $ 3,901,518.32
      B. From Current Period                                     $ 3,727,101.68
      C. Change in Amount Between Periods (Lines B - A)           $ -174,416.64

VI.   Pool Factor Information

      A. Certificate Principal Balance                         $ 606,984,290.33
      B. Initial Certificate Balance                         $ 1,474,263,764.33
      C. Pool Factor (Lines A / B)                               0.411720280330

VII.  Available Cash Collateral Account Information for Due Period

      A. Available Cash Collateral Amount                       $ 32,039,017.37
      B. Available Cash Collateral Amount Percentage            4.999999999298%

VIII. Required Cash Collateral Amount

      A. For the Current Collection Period                      $ 32,039,017.37
      B. For the Next Collection Period                         $ 30,349,214.52